UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 _____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2014

LITTELFUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL	60631
(Address of principal executive offices)	(Zip Code)

(773) 628-1000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2014, the Board of Directors of Littelfuse, Inc. (the “Company”) adopted the First Amendment to Bylaws of Littelfuse, Inc. (the “Bylaws Amendment”) to provide for majority voting in uncontested director elections. The Bylaws Amendment was effective October 24, 2014.

Under the Bylaws Amendment, in an uncontested election at which a quorum is present, a director will be elected if the number of shares voted “for” the director’s election exceeds the number of votes “withheld” or "against" that director’s election. In addition, the Company enacted a resignation policy, which requires an incumbent director who receives more “withhold” or "against" votes than votes “for” his or her election to tender his or her letter of resignation for consideration by the Company’s Nominating and Corporate Governance Committee and Board of Directors.

In contested elections, directors will continue to be elected by plurality vote. For purposes of the Bylaws Amendment, a “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

The Company’s Bylaws previously provided for a plurality voting standard in all director elections.

The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the First Amendment to Bylaws of Littelfuse, Inc., which are filed as Exhibit 3.1 hereto and incorporated herein by reference. Article II, Section 8 of the Company's Bylaws (as amended by the Bylaws Amendment) reflects the changes described above.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	First Amendment to Bylaws of Littelfuse, Inc., dated October 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.

/s/ Philip G. Franklin Philip G. Franklin Senior Vice President and and Chief Financial Officer

Date:  October 30, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to Bylaws of Littelfuse, Inc, dated October 24, 2014